Ferro Finance Corporation
1000 Lakeside Avenue, Suite A
Cleveland, OH 44114

October 31, 2008

Ferro Corporation
1000 Lakeside Avenue
Cleveland, OH 44114

Re: Amendment No. 1 to Amended and Restated Purchase and Contribution Agreement

Ladies and Gentlemen:

We refer to that certain Amended and Restated Purchase and Contribution Agreement, dated as of April 1, 2008 (as amended, modified, supplemented or restated from time to time, the “PCA”), among Ferro Finance Corporation, as Purchaser (the “Purchaser”) and Ferro Corporation, as Seller (the “Seller”). Terms not otherwise defined herein shall have the meanings set forth in the PCA.

On the date hereof (the “Repurchase Date”), the Seller desires to repurchase from the Purchaser certain Receivables and the Related Security with respect thereto existing as of such date generated by the Seller in the course of its business, to the extent constituting Acquired Assets as defined in that certain Asset Purchase Agreement (the “APA”) dated as of September 29, 2008 by and between the Seller and Novolyte Technologies LP, which Receivables are further identified as belonging to MPU 43 within company code 2010 (such Receivables to be repurchased, collectively, the “Repurchased Receivables”). The Repurchased Receivables are identified on Exhibit A attached hereto.

The parties hereto have agreed to amend the PCA pursuant to the sale contemplated above, and as otherwise set forth below, on the terms and conditions set forth herein.

Amendments

1. The definition of “Receivable” in Section 1.01 of the PCA is hereby amended and restated to read in its entirety as follows:

“Receivable” means the indebtedness of any Obligor under a Contract (whether constituting an account, instrument, chattel paper or general intangible), and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto; provided, however, that from and after the MPU 43 Repurchase Date, “Receivable” shall not include any MPU 43 Receivables.

2. Section 1.01 of the PCA is hereby amended by adding the following new definitions in the proper alphabetical order:

“MPU 43 Receivables” means Receivables existing as of the MPU 43 Repurchase Date constituting Acquired Assets as defined in that certain Asset Purchase Agreement dated as of September 29, 2008 by and between the Seller and Novolyte Technologies LP, which are further identified as belonging to MPU 43 within company code 2010.

“MPU 43 Repurchase Date” means the date on which the MPU 43 Receivables are repurchased by the Seller as provided in Amendment No. 1 to this Agreement.

Repurchase of Receivables

1. On the Repurchase Date and in consideration of the payment of the Purchase Price referred to below, the Purchaser hereby (i) sells to the Seller all Repurchased Receivables outstanding as of the Repurchase Date and the Related Security with respect thereto, all without recourse to or representation or warranty of any kind by the Purchaser, other than a representation by the Purchaser that the Repurchased Receivables are free and clear of any Adverse Claims created by it or as a result of a claim against it, and (ii) releases, as of the Repurchase Date, any and all security interests, liens or other encumbrances it may have in or to the Repurchased Receivables and the Related Security with respect thereto. The Purchase Price for such sale and release is $6,483,200.19. The Purchaser directs the Seller to pay the Purchase Price either to its account at account no. 657205449 at National City Bank, Cleveland, OH, no later than 11:00 a.m. (New York City time) on the Repurchase Date in immediately available funds in U.S. Dollars or to use the Purchase Price to offset amounts owed to the Seller, as mutually agreed by the parties. The sale and release of the Repurchased Receivables shall not be effective unless the Purchase Price is so paid on or prior to such time.

Miscellaneous

1. Except as herein expressly amended, the PCA is ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. All references to the PCA in the PCA, the Sale Agreement and the other documents and instruments delivered pursuant thereto or in connection therewith shall mean the PCA as amended by this letter agreement, and as hereafter amended, restated, supplemented or modified.

2. The Purchaser and the Seller each represent and warrant that this letter agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

3. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank.]

FERRO FINANCE CORPORATION

By: /s/ Karen L. Larsen

Name: Karen L. Larsen
		Title:	Assistant Treasurer
AGREED AND ACKNOWLEDGED AS OF
THE DATE FIRST WRITTEN ABOVE:
FERRO CORPORATION
By: /s/ Peter T. Thomas

Name: Peter T. Thomas
Title:	Vice President, Organic Specialties

Pursuant to Section 5.01(m) of the Sale Agreement
(as such term is defined in the PCA), the undersigned
consents to the foregoing amendment to the PCA.

CITICORP NORTH AMERICA, INC., as Agent

By: /s/ Junette M. Earl

Name: Junette M. Earl
Title:	Vice President

Exhibit A

Repurchased Receivables

See attached.

SOLICITORS, 003554, 000059, 102626841.1, Amend No. 1 to AR PCA re Sherwood Sale (Execution w/ Conformed Sigs)